Exhibit 5


HOWELL C. METTE      KATHRYN L. SIMPSON    VICKY ANN TRIMMER
ROBERT MOORE         P. DANIEL ALTLAND     TIMOTHY A.  HOY            _____
CHARLES B. ZWALLY    ANDREW H. DOWLING     KATHLEEN DOYLE YANINEK
PETER J. RESSLER     MICHAEL D. REED       JAMES M. STRONG          OF COUNSEL
LLOYD R. PERSUN      PAULA J. LEICHT       JENNIFER A. YANKANICH  JAMES W. EVANS
CRAIG A. STONE       GARY J. HEIM          RANDALL G. HURST*          _____
JAMES A. ULSH        DAVID A. FITZSIMONS   MARK D. HIPP
DANIEL L. SULLIVAN   GUY P. BENEVENTANO    RONALD L. FINCK
STEVEN D. SNYDER     THOMAS F. SMIDA       SCOTT C. SEUFERT       *MARYLAND BAR
JEFFREY A. ERNICO    JOHN F. YANINEK*







                                  July 1, 2003



Community Banks, Inc.
750 East Park Drive
Harrisburg, PA     17111

     Re: Form S-8 Registration Statement

Dear Ladies and Gentlemen:

     We have acted as counsel to Community Banks, Inc. ("Community" or "the Company") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of 50,000 shares of the $5.00 par value common stock of Community ("Common Stock"), to be issued pursuant to the Community Banks, Inc. 401(k) Plan (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary as provided under the terms of the Plan, to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock as well as an indeterminate amount of interests in the Plan. All shares of Common Stock to be distributed under the Plan will be issued shares reacquired on the open market and held by the trustee of the Plan.

     This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law
(1992).  As a  consequence,  this  Opinion  Letter  is  subject  to a number  of


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July 1, 2003
Page 2

qualifications,  exceptions,  definitions,  limitations  on  coverage  and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Accord or the Pennsylvania Supplement.

     In our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents and records of all documents and records submitted to us as certified, photostatic or facsimile or other electronically transmitted copies and the authenticity of documents and records of which they are copies, the accuracy and completeness of all corporate records made available to us, the identity and capacity of all individuals acting or purporting to act as public officials, and the accuracy of the factual matters contained in the documents and records we have examined. We have further assumed, without investigation, that each party to such documents and records other than Community: i) has the power and capacity to enter into and perform all of its obligations under such documents and records; ii) has duly authorized all requisite action with respect to such documents and records; and iii) has duly executed and delivered such documents and records.

     As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Community and others. No facts have come to our attention that would cause us to believe any statements of facts assumed or relied upon by us are untrue or incorrect. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:

     (1)  No other change occurs in applicable law or the pertinent facts; and

     (2) The provision of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.



     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan; (ii) the Articles of Incorporation of Community, as amended; (iii) the Bylaws of Community as

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July 1, 2003
Page 3

amended and restated to date; (iv) resolutions adopted by the Board of Directors of Community on February 7, 2003; (v) the form of the Registration Statement on Form S-8 proposed to be filed with the Securities Exchange Commission in connection with securities to be issued under the Plan; and (vi) such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     Based upon and subject to the foregoing, and subject to the condition that the terms of the Plan will be strictly complied with, we are of the opinion that the 50,000 shares of Community Common Stock covered by the Registration Statement and to be issued in connection with the Plan have been duly authorized and, when issued, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission. This opinion is rendered by us solely for the purpose stated in the first paragraph hereof and is limited to the matters expressly stated herein as of the date hereof, and no opinion or other statement may be inferred or implied beyond matters expressly stated herein. No other person, plan or entity is entitled to rely on this opinion or any portion thereof without our prior written approval in each instance.

                                                     Very truly yours,

                                                     /s/ METTE, EVANS & WOODSIDE
                                                     ---------------------------
                                                       METTE, EVANS & WOODSIDE